Exhibit 10.8

HENDERSON GROUP PLC SHARESAVE

SCHEME

Plan approved in principle by resolution of the board of directors of Henderson

Group plc on 27 August 2008

HM Revenue & Customs Approval — 17 December 2008

HM Revenue & Customs Reference — SRS 104247

Approved by shareholders of the Company in general meeting (as amended) on 4

May 2011

Amended by the Board with shareholder approval on 1 May 2013

Amended by the Finance Act 2013 on 17 July 2013

Amended by the Finance Act 2014 with effect from 6 April 2014

Re-approved by shareholders of the Company in general meeting (as amended) on

1 May 2014

Prepared from the original from Freshfields Bruckhaus Deringer

Their reference: LO585161/15 and LON4501808/

HENDERSON GROUP PLC SHARESAVE SCHEME

1.                                      DEFINITIONS

1.1                               In this Plan, unless the context otherwise requires, the following words and expressions shall have the following meanings, namely:

the Act means the Income Tax (Earnings and Pensions) Act 2003;

Associated Company means an associated company of the Scheme Organiser within the meaning given to those words by paragraph 47(1) of Schedule 3, save in respect of Rule 8.2(b)(1) where the meaning given in paragraph 35(4) of Schedule 3 shall apply;

the ASX means ASX Limited (ABN 98 008 624 691) or any successor body to it;

ASX Listing Rules means the Listing Rules of the ASX, as in force from time to time, as they apply to the Scheme Organiser;

the Board means the board of directors of the Scheme Organiser or where appropriate a duly authorised committee thereof or, following a change of Control, the Board or duly authorised committee as constituted immediately prior to the change of Control;

the Bonus Date means in relation to an Option:

(a)                                 where the Option is linked to a three year Savings Contract, the earliest date on which the bonus is payable under that Savings Contract (that is, after making 36 monthly contributions); or

(b)                                 where the Option is linked to a five year Savings Contract under which the Option Holder has elected to receive the five year bonus, the earliest date on which the five year bonus is payable under that Savings Contract (that is, after making 60 monthly contributions); or

(c)                                  where the Option is linked to a five year Savings Contract (made prior to 23 July 2013) under which the Option Holder has elected to receive the seven year bonus, the earliest date on which the seven year bonus is payable under that Savings Contract (that is, the second anniversary of the payment of the five year bonus, which is paid after making 60 monthly contributions);

Capital Reorganisation means any variation in the Share capital or reserves of the Scheme Organiser (including, without limitation, by way of capitalisation issue, rights issue, sub-division, consolidation or reduction);

Constituent Company means the Scheme Organiser or any other company to which for the time being the Plan is expressed to extend;

Continuous Service has the same meaning as continuous employment in the Employment Rights Act 1996;

Control has the meaning given to that word by section 995 of the Income Tax Act 2007;

Date of Grant means the date on which an Option is granted;

Dealing Day means any day on which the London Stock Exchange is open for the transaction of business;

Eligible Employee means:

(a)                                 any individual who, at the Invitation Date:

(i)                    is an employee or director of one or more Constituent Companies (including Executive Directors), who in the case of a director is required under the terms of his employment to devote at least 25 hours each week (excluding meal breaks) to his duties;

(ii)                      has earnings from the office or employment referred to in (i) above that are (or would be if there were any) general earnings to which section 15 of the Act applies and where those general earnings are (or would be if there were any) earnings for a tax year in which the individual is ordinarily resident in the UK; and

(iii)                       has been in Continuous Service with one or more Constituent Companies for such period as the Board may determine (not exceeding five years) prior to the Grant Date; and

(b)                                 any other individual who, at the Invitation Date, is an employee or director of one or more Constituent Companies and who is nominated by the Board (or falls within a category of individuals nominated by the Board) as eligible to participate in the Scheme in respect of any one or more grants of Options;

Employees’ Share Scheme has the meaning given by section 1166 of the Companies Act 2006;

Executive Director means an executive director of the Scheme Organiser;

Exercise Price means the price per Share payable on the exercise of an Option as determined by the Board (subject to adjustment under rule 12) but which shall not be less than:

(a)                                 80 per cent. of the closing middle market quotation for a Share on the Invitation Date or, if the Board so determines, the Date of Grant (as derived from the Daily Official List of the London Stock Exchange); and

(b)                                 in the case of any Option under which Shares may be issued, the nominal value of a Share;

Grant Period means the period of 42 days commencing on any of the following:

(a)                                 the day immediately following the day on which the Scheme Organiser makes an announcement of its results for the last preceding financial year, half year or other period;

(b)                                 any day on which the Board resolves that exceptional circumstances exist which justify the grant of Options; or

(c)                                  any day on which any change to the legislation affecting savings-related share option schemes which are Schedule 3 SAYEs is proposed or made;

the Group means the Scheme Organiser and the Subsidiaries and member of the Group shall be construed accordingly;

the Invitation Date means the date on which an invitation to apply for an Option is issued;

the London Stock Exchange means the London Stock Exchange plc or any successor body to it;

Market Value means in relation to a Share on any day:

(a)                                 if and so long as the Shares are admitted to listing by the UK Listing Authority and traded on the London Stock Exchange, its middle market quotation (as derived from the Daily Official List); or

(b)                                 subject to (a) above, its market value determined in accordance with Part VIII of the Taxation of Chargeable Gains Act 1992 (but, when Shares are subject to a Restriction, determined on the basis that no such Restriction applies) and agreed in advance with Shares and Assets Valuation at HMRC;

Minimum Amount means the amount of the monthly contribution to be paid under the Savings Contract being not less than £5 or such other minimum amount as may be permitted under paragraph 25 of Schedule 3 from time to time;

Old Henderson means Henderson Group Plc incorporated in England and Wales with registered number 02072534 by whatever name from time to time;

Old Henderson Shares means fully paid and irredeemable ordinary shares in the capital of Old Henderson;

Option means a right granted under the Scheme to subscribe for or purchase Shares;

Option Holder means any individual who holds a subsisting Option (including, where the context permits, the legal personal representatives of a deceased Option Holder);

Restriction has the meaning given in paragraph 48(3) of the Schedule 3;

Savings Contract means a contract under a certified contractual savings scheme, within the meaning of paragraph 24 of Schedule 3, approved by HM Revenue & Customs for the purpose of Schedule 3;

Schedule 3 means Schedule 3 to the Act;

Schedule 3 SAYE means any share option scheme that meets the legislative requirements in force from time to time of Schedule 3;

the Scheme means this Scheme as amended from time to time;

the Scheme Organiser means Henderson Group plc incorporated in Jersey with registered number 101484 by whatever name from time to time;

Shares means fully paid and irredeemable ordinary shares in the capital of the Scheme Organiser, which comply with the conditions in paragraphs 18 to 20 and 22 of Part 4 of Schedule 3, or shares representing those shares following any Capital Reorganisation;

Specified Age means, for the purposes of Rule 8.3 in respect of Options granted prior to 17 July 2013 only, age 60 which shall be the specified age for the purposes of the Scheme within the meaning of paragraph 31 of Schedule 3;

Subsidiary means any subsidiary of the Scheme Organiser within the meaning of section 1159 of the Companies Act 2006 over which the Scheme Organiser has Control;

Trustee means the trustees or trustee for the time being of any employee share trust established by the Scheme Organiser from time to time.

1.2                               Where the context permits the singular shall include the plural and vice versa and the masculine shall include the feminine. Headings shall be ignored in construing the Scheme.

1.3                               References to:

(a)                                 any act of Parliament; or

(b)                                 any Extra-Statutory Concession published by the Board of HM Revenue & Customs,

shall include any modification, amendment or re-enactment thereof.

1.4                               The rules of the Plan refer to the Companies (Jersey) Law 1991. Such references must have the prior agreement of HM Revenue & Customs as being “closely comparable” to the Companies Acts of England and Wales.

2.                                      INVITATION FOR OPTIONS

2.1                               The Board may, during a Grant Period, invite all Eligible Employees to apply for Options at the Exercise Price (which, if it is not to be determined by the Invitation

Date, must be capable of being determined by a mechanism which exists before the Grant Date).

2.2                               Subject to the specific provisions contained in the Scheme, the form, manner and timing of invitations to apply for Options, the number of Shares in respect of which invitations are made on any date and whether the Options will be three or five year Options (or either of them, at the election of Eligible Employees), shall be at the absolute discretion of the Board. The invitation may either state the Exercise Price or (provided a mechanism exists by which the Exercise Price will be determined by the Date of Grant) invite applications by reference to amounts of monthly savings.

3.                                      APPLICATION FOR OPTIONS

3.1                               If an Eligible Employee wishes to apply for an Option he must, within such period (which shall not be less than 14 days) after the Invitation Date as is stated in the invitation, deliver to the Scheme Organiser (or its appointed agent) a duly completed form of application together with a duly completed application for a Savings Contract in the form prescribed by the Board on which the Eligible Employee must have indicated the Bonus Date on which he intends to apply for repayment thereunder.

3.2                               The application for an Option shall be deemed to be for an Option over the largest whole number of Shares which can be acquired at the Exercise Price with the expected repayment, including any relevant bonus, under the related Savings Contract at the appropriate Bonus Date.

3.3                               The Board may, in its absolute discretion, treat all late applications as valid unless they are received after the Date of Grant.

4.                                      SCALING DOWN

4.1                               If valid applications are received for Options over a number of Shares in excess of that which the Board has determined to make available on a particular occasion or in excess of any limitation under rule 7, the Board may scale down applications in accordance with the following successive steps (or such other method as may be agreed by the Board at any time prior to the Date of Invitation) to the extent necessary to eliminate the excess:

(a)                                 [Intentionally blank]

(b)                                 unless paragraph 4.1(c) applies, the amount of the monthly savings contribution chosen by each applicant shall be taken as reduced pro rata (or, if the Board so determines on a basis which reduces larger monthly savings contributions by a greater amount than smaller monthly contributions) to the extent necessary;

(c)                                  the amount of any monthly savings contribution chosen by an applicant which exceeds such amount as the Board shall determine (not being less than the Minimum Amount) shall be taken as reduced to such amount;

(d)                                 if the repayment under the Savings Contract would otherwise be taken as including a bonus, it should be taken as not including a bonus; and

(e)                                  applications will be selected by lot, each based on a monthly savings contribution of the Minimum Amount and the inclusion of no bonus in the repayment under the Savings Contract.

4.2                               If the number of Shares available is insufficient to enable an Option based on monthly savings contributions of the Minimum Amount and the inclusion of no bonus in the repayment under the Savings Contract to be granted to each Eligible Employee making a valid application, the Board may, as an alternative to selecting by lot, determine in its absolute discretion that no Options shall be granted on that occasion.

4.3                               If applications are scaled down, the monthly contributions under Savings Contracts which Eligible Employees have chosen shall, where necessary, be scaled down as appropriate.

4.4                               If, in applying the scaling down provisions contained in rule 4.1, the Board considers that it would be administratively impracticable for Options to be granted within the 30 day period referred to in rule 5.1, the Board may extend that period by not more than twelve days.

5.                                      GRANT OF OPTIONS

5.1                               The Board may, subject to any scaling down, on a single date which shall not be later than the 30th day after the earliest date by reference to which the Exercise Price was calculated (or, where not Exercise Price is not stated at the Invitation Date but is to be determined by a mechanism which exists before the Date of Grant, no later than the 30th day after the Invitation Date), grant all (but not some of) the Options for which valid application has been made by Eligible Employees (provided that they remain Eligible Employees on the Date of Grant).

5.2                               As soon as practicable after the Date of Grant, the Board shall procure the issue of an Option certificate to each Option Holder. The option certificate shall specify whether the Shares over which the Option is granted are subject to any Restriction and, if so, the details of that Restriction.

5.3                               Options shall be granted in consideration of Eligible Employees agreeing to enter into Savings Contracts. No cash payment shall be made for the grant of an Option.

5.4                               No Option shall be granted under the Scheme after 1 May 2024.

5.5                               Every Option granted hereunder shall be personal to the Option Holder and, except to the extent necessary to enable a personal representative to exercise the Option following the death of an Option Holder, neither the Option nor the benefit thereof may be transferred, assigned, charged or otherwise alienated. Any transfer of an Option otherwise than as permitted under this rule 5.5 shall cause the Option to lapse.

6.                                      INDIVIDUAL LIMIT

No individual shall be granted an Option if the entry into the related Savings Contract would result in the monthly contributions under that Savings Contract, when added to the sum of his monthly contributions under any other subsisting Savings Contracts (whether or not linked to a subsisting Option granted under a Schedule 3 SAYE), exceeding £500 (or such greater amount as is for the time being permitted under paragraph 25(3) of Schedule 3 and approved by the Board).

7.                                      SCHEME LIMIT

7.1                               The maximum number of Shares which may be allocated under the Scheme on any day shall not, when added to the aggregate of the number of Shares and Old Henderson Shares which have been allocated in the previous 10 years under the Scheme and under any other Employees’ Share Scheme adopted by the Company or Old Henderson, exceed such number as represents 10 per cent of the ordinary share capital of the Company in issue immediately prior to that day.

7.2                               References in this Rule 7 to the “allocation” of Shares shall mean:

(a)                                 in the case of any option, conditional share award or other similar award pursuant to which Shares may be acquired:

(i)                  the grant of the option, conditional share award or other similar award to acquire Shares, pursuant to which Shares may be issued; and

(ii)                  in so far as not previously taken into account under (i) above from the date of grant, any subscription for Shares which are issued for the purpose of satisfying any option, conditional share award or other similar award to acquire Shares; and

(b)                                 in relation to other types of Employees’ Share Scheme, the issue and allotment of Shares,

and references to “allocated” in this Rule 7 shall be construed accordingly.

7.3                               In determining the above limits no account shall be taken of

(a)                                 any allocation (or part thereof) where the option, conditional share award or other similar award to acquire Shares was released, lapsed or otherwise became incapable of vesting;

(b)                                 any allocation (or part thereof) in respect of which the Board has determined shall be satisfied otherwise than by the issue of Shares; and

(c)                                  such number of additional Shares as would otherwise have been issued on the exercise of an option for monetary consideration (the exercise price) but in respect of which the exercise price is not paid, in substitution for the issue of such lesser number of shares as have a market value equal only to the gain which the optionholder would have made on exercise (equity-settled SAR alternative).

7.4                               References to the issue and allotment of Shares shall include the transfer of treasury shares, but only until such time as the guidelines issued by institutional investor bodies cease to provide that they need to be so included.

8.                                      EXERCISE AND LAPSE OF OPTIONS

8.1                               Save as otherwise provided in these rules, an Option may only be exercised:

(a)                                 during the six months following the Bonus Date relating to it;

(b)                                 [Intentionally blank]; and

(c)                                  by an Option Holder who is, at the date of exercise, a director or employee of a Constituent Company,

and, if not exercised, shall lapse at the end of the six month period following the Bonus Date.

8.2                               Where an Option Holder ceases to be a director or employee of a Constituent Company before the expiry of six months after the Bonus Date:

(a)                                 on retirement or by reason of redundancy (within the meaning of the Employment Rights Act 1996), injury or disability, he may exercise any outstanding Options within six months of the date on which his employment ceased, failing which exercise the Options shall lapse automatically PROVIDED THAT the Options may not be exercised more than six months following the relevant Bonus Date;

(b)                                 on:

(i)                 his employing company: (aa) [Intentionally blank] (bb) ceasing to be an Associated Company by reason of a change of control within the meaning of Section 450 and 451 of the Corporation Tax Act 2010; or

(ii)                  (aa) the business (or part of a business) in which he is employed being transferred to a person who is neither an Associated Company nor a company over which the Scheme Organiser has Control where the transfer is not a relevant transfer within the meaning of the Transfer of Undertakings (Protection of Employment) Regulations 2006; or (bb) a relevant transfer within the meaning of the Transfer of Undertakings (Protection of Employment) Regulation 2006,

he may exercise any outstanding Options within six months of the date on which his employment ceased, failing which exercise the Options shall lapse automatically PROVIDED THAT the Options may not be exercised more than six months following the Relevant Bonus Date;

(c)                                  [Intentionally blank]

(d)                                 in any circumstances other than those set out in rules 8.2(a), 8.2(b) and 8.2(c) and rule 8.4, his Options shall lapse automatically.

For the avoidance of doubt, an Option exercisable under this rule 8.2 may lapse at an earlier date by virtue of rule 10.

8.3                               In respect of Options granted prior to 17 July 2013 (and no other Options), where an Option Holder remains in employment with a Constituent Company on attaining the Specified Age he may exercise any such Options within six months of attaining that age PROVIDED THAT any such Options may not be exercised more than six months following the relevant Bonus Date.

8.4                               If an Option Holder dies while in service or on or within 6 months after the Bonus Date when he holds an Option, such Options may be exercised by his personal representatives at any time within the twelve month period following:

(a)                                 the date of death, if such death occurred before the relevant Bonus Date; and

(b)                                 the Bonus Date, in the event of his death on or within six months after the relevant Bonus Date,

failing which exercise, the Options shall lapse automatically. For the avoidance of doubt;

(i)      an Option granted prior to 6 April 2014 that is exercisable under this rule 8.4 shall not lapse prior to the expiry of the specified twelve month period by virtue of rule 8.2 but may lapse at an earlier date by virtue of rule 10; and

(ii)      an Option granted on or after 6 April 2014 that is exercisable under this rule 8.4 shall not lapse prior to the expiry of the twelve month period by virtue of rule 8.2 or rules 10.1 to 10.4 but may lapse at an earlier date by virtue of rule 10.5.

8.5                               For the purposes of rule 8.2, an Option Holder shall not be treated as ceasing to be a director or employee of a Constituent Company until:

(a)                                 he ceases to hold an office or employment in the Scheme Organiser or any company over which the Scheme Organiser has Control or any Associated Company;

(b)                                 he ceases to hold an office or employment in a jointly owned company within the meaning of paragraph 46 of Schedule 3 (being a jointly owned company which is not a constituent company in more than one group scheme); or

(c)                                  being a female director or employee who is absent from work wholly or partly because of pregnancy or confinement, she ceases to be entitled to exercise any statutory or contractual right to return to work.

8.6                               Notwithstanding rule 8.1(c), if, at the Bonus Date, an Option Holder holds an office or employment in a company which is not a Constituent Company but is an Associated Company or a company over which the Scheme Organiser has Control, Options may be exercised within (but no later than) six months following the Bonus Date.

8.7                               If, before the Option has become exercisable, the Option Holder:

(a)                                 gives notice, or is deemed to have given notice, under the terms of the related Savings Contract that he intends to stop paying contributions to that Savings Contract; or

(b)                                 makes an application for repayment of the related Savings Contract, the Option shall automatically lapse.

8.8                               If an Option Holder is declared bankrupt or enters into any general composition with or for the benefit of his creditors including a voluntary arrangement under the Insolvency Act 1986, his Options shall automatically lapse.

9.                                      METHOD AND EXTENT OF EXERCISE

9.1                               An Option may only be exercised with monies not exceeding the amount repaid under the related Savings Contract, including any bonus or interest as at the date of repayment. No account shall be taken of any repayment of any contribution the due date of which arises after the date of repayment, or any bonus or interest in respect of that contribution.

9.2                               An Option Holder may exercise his Option on one occasion only, in whole or in part, by giving notice in writing to the Scheme Organiser or to such other person as the Scheme Organiser may direct in the prescribed form specifying the number of Shares in respect of which the Option is being exercised and enclosing payment in full of the aggregate Exercise Price of those Shares together with evidence of closure of the related Savings Contract. The date of exercise shall be the date on which the Scheme Organiser (or such other person as the Scheme Organiser may direct) accepts receipt of the notice of exercise. If the Option is exercised in respect of some only of the Shares comprised in the Option, the Option in respect of the balance shall thereupon lapse automatically.

10.                               GENERAL OFFER FOR THE SCHEME ORGANISER ETC.

10.1                        If any person (either alone or together with any person connected with him) makes a general offer to acquire the whole of the share capital of the Scheme Organiser (other than those shares which are already owned by him and/or any person connected with him), the Scheme Organiser shall, as soon as reasonably practicable thereafter, give notice to each Option Holder of such general offer and prior to the date on which the offer becomes or is declared unconditional in all respects each Option Holder may exercise his Options within the period of six months following the date on which the offer becomes or is declared unconditional in all respects PROVIDED THAT an Option not be exercised more than six months after the relevant Bonus Date.

Failing any permitted exercise, the Options shall, without prejudice to the operation of rule 11, lapse automatically upon the expiry of the six month period PROVIDED THAT if an event as described in rule 10.2 occurs during the six month period, the period during which the Options may be exercised shall be the shorter of the periods specified under this rule 10.1 and rule 10.2.

Compulsory Acquisition

10.2                        If any person becomes bound or entitled to give a notice under Part 18 of the Companies (Jersey) Law 1991 to acquire Shares, and the circumstances mentioned in rule 10.1 apply, each Option Holder may exercise his Options at any time during the period of 30 days from the date on which such a notice is first issued (whether or not the Option Period has commenced PROVIDED THAT an Option not be exercised more than six months after the relevant Bonus Date.

Failing any permitted exercise the Options shall, without prejudice to the operation of rule 11, lapse automatically upon the expiry of the 30 day period.

Scheme of Arrangement

10.3                        If under section Article 125 of the Companies (Jersey) Law 1991 the court sanctions a compromise or arrangement applicable to or affecting:

(a)           all of the ordinary share capital of the Scheme Organiser, or all of the shares of the same class as the Shares to which the Option relates; or

(b)           all of the shares, or all of the shares of that same class, which are held by a class of shareholders otherwise than by reference to their employment or directorships or their participation in the Scheme or any other Schedule 3 SAYE, any outstanding Options may be exercised within six months of the court sanctioning the compromise or arrangement, failing which exercise the Options shall, without prejudice to the operation of rule 11 lapse automatically PROVIDED THAT an Option may not be exercised more than six months after the relevant Bonus Date.

10.4                        Without prejudice to the operation of rule 11, Options shall not be exercisable without the consent of the Board under the provisions of rule 10.3 if the purpose and effect of the scheme of arrangement is to create a new holding company for the Scheme Organiser, such company having substantially the same shareholders and proportionate shareholdings as those of the Scheme Organiser immediately prior to the scheme of arrangement.

Voluntary Winding-up

10.5                        If notice is duly given of a resolution for a voluntary winding-up of the Scheme Organiser then an Option Holder may exercise his Options within the period of two months from the date of the resolution, failing which exercise the Options shall lapse automatically.

11.                               OPTION ROLLOVER

11.1                        If any company (the acquiring company):

(a)                                 obtains Control of the Scheme Organiser as a result of making:

(i)                 a general offer to acquire the whole of the issued ordinary share capital of the Scheme Organiser which is made on a condition such that if it is satisfied the acquiring company will have Control of the Scheme Organiser; or

(ii)                  a general offer to acquire all the Shares,

in either case ignoring any Shares that are already held by him or by any person connected with him; or

(b)                                 obtains Control of the Scheme Organiser in pursuance of a compromise or arrangement sanctioned by the Court under Article 125 of the Companies (Jersey) Law 1991; or

(c)                                  becomes bound or entitled to acquire shares in the Scheme Organiser under Part 18 of the Companies (Jersey) Law 1991,

each Option Holder may at any time within 6 months after the relevant date (which expression shall be construed in accordance with paragraph 37 of Schedule 3), by agreement with the acquiring company release any Option which has not lapsed (the old option) in consideration of the grant to him of an option (the new option) which (for the purposes of that paragraph) is equivalent to the old option but relates to shares in a different company (whether the acquiring company itself or another company falling within paragraph 18(b) or (c) of Schedule 3) (the new grantor).

11.2                        The new option shall not be regarded for the purposes of rule 11.1 as equivalent to the old option unless the conditions set out in paragraph 39(4) of Schedule 3 are satisfied and, in relation to the new option, the provisions of the Scheme shall be construed as if:

(a)                                 the new option were an option granted under the Scheme at the same time as the old option;

(b)                                 references to the Scheme Organiser in rules 9, 10, 11, 12, 13, 14, 15, 16 (excluding (a)) and 17 were references to the new grantor provided that references to Constituent Company shall continue to be construed as if references to the Scheme Organiser within this definition were to Henderson Group plc;

(c)                                  references to the Board in rules 9, 12, and 17 were references to the board of directors of the new grantor;

(d)                                 references to Shares were references to shares in the new grantor;

(e)                                  the Savings Contract made in connection with the old option had been made in connection with the new option; and

(f)                                   the Bonus Date in relation to the new option was the same as that in relation to the old option.

12.                               ADJUSTMENT OF OPTIONS

In the event of any Capital Reorganisation, the Exercise Price, the definition of Shares and the number of Shares comprised in an Option may be adjusted in such manner as the Board may determine PROVIDED THAT:

(a)                                 no adjustment shall take effect without the prior approval:

(i)      [Intentionally blank];

(ii)      in respect of Options under which Shares are to be transferred, the person holding the Shares to which the Options relate (such approval not to be unreasonably withheld);

(b)                                 if any adjustment is made under rule 12 at a time when the Scheme Organiser is included in the official list of the ASX, such adjustment shall comply with the ASX Listing Rules in force at the time of the Capital Reorganisation;

(c)                                  no adjustment shall be made pursuant to this rule which would increase the aggregate Exercise Price of any Option;

(d)                                 except as provided in this subparagraph (d) no adjustment may have the effect of reducing the Exercise Price to less than the nominal value of a Share. Where an Option subsists over both issued or unissued Shares any such adjustment may only be made if the reduction of the Exercise Price of Options over both issued and unissued Shares can be made to the same extent. Any adjustment to the Exercise Price of Options over unissued Shares shall only be made if and to the extent that the Board shall be authorised to capitalise from the reserves of the Scheme Organiser a sum equal to the amount by which the nominal value of the Shares in respect of which the Option is exercisable exceeds the adjusted Exercise Price. The Board may apply such sum in paying up such amount on such Shares and so that on exercise of any Option in respect of which such reduction shall have been made the Board shall capitalise such sum (if any) and apply the same in paying up such amount as aforesaid;

(e)                                  in respect of an Option under which Shares are to be transferred, prior notification shall be given to the person holding the Shares to which the Option relates; and

(f)                                   any adjustment made must secure that:

(i)       the total Market Value of the Shares which may be acquired by the exercise of the Option is immediately after the variation substantially the same as it was immediately before the variation or variations;

(ii)       the total price at which those Shares may be acquired is immediately after the variation substantially the same as it was immediately before the variation or variations, and

(iii)        following any such variation the requirements of Schedule 3 continue to be met.

For the avoidance of doubt, any adjustments to an Option pursuant to this rule 12 shall be notified to HM Revenue & Customs in accordance with Paragraph 40B(6) of Schedule 3.

13.                               ALLOTMENT OR TRANSFER OF SHARES ON EXERCISE OF OPTIONS

Subject to any necessary consents, to payment being made for the Shares and to compliance by the Option Holder with the terms of the Scheme, not later than 30 days after receipt of any notice of exercise in accordance with rule 9.2, the Scheme Organiser shall either allot and issue or procure the transfer by the Trustee of Shares to the Option Holder (or to his nominee). The Scheme Organiser or the Trustee shall (unless the Shares are to be issued in uncertificated form) as soon as practicable deliver to the Option Holder (or such nominee) a definitive share certificate or other evidence of title in respect of such Shares. Where the Shares are issued or transferred to a nominee of the Option Holder, the Option Holder shall remain the beneficial owner of the Shares. The Scheme Organiser may, in its discretion, require that particular Options be satisfied by the transfer of existing Shares purchased in the market.

14.                               RIGHTS ATTACHING TO SHARES ALLOTTED OR TRANSFERRED PURSUANT TO OPTIONS

14.1                        All Shares allotted or transferred upon the exercise of an Option shall rank pari passu in all respects with the Shares in issue at the date of exercise save as regards any rights attaching to such Shares by reference to a record date prior to the date of exercise.

14.2                        Any Shares acquired on the exercise of Options shall be subject to the articles of association of the Scheme Organiser from time to time in force.

14.3                        Options do not confer any rights upon an Option Holder to participate in new issues of Shares prior to the exercise of Options.

15.                               AVAILABILITY OF SHARES

15.1                        The Scheme Organiser or, where relevant pursuant to the rules of the Scheme, the Trustee shall at all times keep available for issue sufficient authorised but unissued Shares to permit the exercise of all unexercised Options under which Shares may be allotted or shall otherwise procure that Shares are available for transfer in satisfaction of the exercise of Options.

15.2                        If and so long as the Shares are listed on the Official List of the London Stock Exchange, the Scheme Organiser will, at its expense, make application to the London Stock Exchange for admission to the Official List of Shares allotted on the exercise of any Option.

16.                               ADMINISTRATION AND AMENDMENT

The decision of the Board shall be final and binding in all matters relating to the Scheme and it may at any time discontinue the grant of further Options or amend any of the provisions of the Scheme in any way it thinks fit: PROVIDED THAT:

(a)                                 at a time when the Scheme is a Schedule 3 SAYE, if an amendment is made which affects a key feature (as defined in paragraph 40B(8) of Schedule 3) of this Scheme, notification shall be made to HM Revenue & Customs in accordance with paragraph 40B(6) of Schedule 3;

(b)                                 except as herein provided, the Board shall not make any amendment (not being an amendment that is necessary or desirable in order for the Scheme to qualify as a Schedule 3 SAYE) that would materially prejudice the interests of existing Option Holders except with the prior consent or sanction of Option Holders who, if they exercised their Options in full, would thereby become entitled to not less than three-quarters of all the Shares which would fall to be allotted or transferred upon exercise in full of all outstanding Options;

(c)                                  no amendment to the advantage of Eligible Employees or Option Holders may be made:

(i)          to the definition of Eligible Employee in rule 1.1;

(ii)         the limitations on the number of Shares subject to the Scheme;

(iii)         the maximum entitlement for any Eligible Employee under the Scheme;

(iv)       the basis for determining an Eligible Employee’s entitlement to Shares under the Scheme;

(v)         the terms of Shares to be provided under the Scheme; and

(vi)          the adjustments to Options, under rule 12, in the event of a Capital Reorganisation without the prior approval of the Scheme Organiser in general meeting except in the case of minor amendments to benefit the administration of the Scheme, to take account of a change in legislation or to obtain or maintain favourable tax, exchange control or regulatory treatment for Eligible Employees and Option Holders or any member of the Group;

(d)           without prejudice to any provision of the Scheme which provides for the lapse of an Option, the Board may not cancel an Option unless the Option Holder agrees in writing to such cancellation; and

(e)           at any time while the Scheme Organiser is included in the official list of the ASX, no amendment may be made to these rules and no other changes may be made to Options except in accordance with the ASX Listing Rules.

17.                               GENERAL

17.1                        Any Constituent Company may provide money to the Trustee or any other person to enable them or him to acquire Shares to be held for the purposes of the Scheme, or enter into any guarantee or indemnity for those purposes.

17.2                        The rights and obligations of an Option Holder under the terms and conditions of his office or employment shall not be affected by his participation in the Scheme or any right he may have to participate in the Scheme. An individual who participates in the Scheme waives all and any rights to compensation or damages in consequence of the termination of his office or employment with any company for any reason whatsoever insofar as those rights arise, or may arise, from his ceasing to have rights under or be entitled to exercise any Option under the Scheme as a result of such termination or from the loss or diminution in value of such rights or entitlements. If necessary, the Option Holder’s terms of employment shall be varied accordingly.

17.3                        The existence of any Option shall not affect in any way the right or power of the Scheme Organiser or its shareholders to make or authorise any or all adjustments, recapitalisations, reorganisations or other changes in the Scheme Organiser’s capital structure, or any merger or consolidation of the Scheme Organiser, or any issue of shares, bonds, debentures, preferred or prior preference stocks ahead of or convertible into, or otherwise affecting the Shares or the rights thereof, or the dissolution or liquidation of the Scheme Organiser or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

17.4                        Any notice or other document required to be given under or in connection with the Scheme may be delivered to an Option Holder or sent by post to him at his home address according to the records of his employing company or such other address as may appear to the Scheme Organiser to be appropriate. Notices sent by post shall be deemed to have been given on the day following the date of posting. Any notice or other document required to be given to the Scheme Organiser under or in connection with the Scheme may be delivered or sent by post to it at its registered office (or such other place or places as the Board may from time to time determine and notify to Option Holders).

17.5                        Benefits under this Scheme shall not be pensionable.

17.6                        The Scheme Organiser, or where the Board so directs any Subsidiary, shall pay the appropriate stamp duty on behalf of the Option Holders in respect of any transfer of Shares on the exercise of the Options.

17.7                        By participating in the Scheme, the Participant consents to the collection, processing, transmission and storage by the Company, in any form whatsoever, of any data of a professional or personal nature which is necessary for the purposes of introducing and administering the Scheme. The Company may share such information with any member of the Group, the Trustee, its registrars, brokers, other third party administrator or any person who obtains Control of the Company or acquires the company, undertaking or part-undertaking which employs the Participant, whether within or outside of the European Economic Area.

17.8                        The invalidity or non-enforceability of any provision or Rule of the Scheme shall not affect the validity or enforceability of the remaining provisions and Rules of the Scheme which shall continue in full force and effect.

17.9                        These rules shall be governed by, and construed in accordance with, the laws of England. All disputes arising out of or in connection with the rules shall be subject to the exclusive jurisdiction of the courts of England and Wales.